Morgan Stanley Institutional Fund Trust - Short
Duration Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  ABN Amro Bank NV 2.100% due
1/18/2019
Purchase/Trade Date:	4/4/2017
Offering Price of Shares: $100.006
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $1,175,000
Percentage of Offering Purchased by Fund: 0.181%
Percentage of Fund's Total Assets: 0.71%
Brokers: ABN AMRO Bank, Morgan Stanley, BofA
Merrill Lynch, Citigroup, Goldman, Sachs & Co., J.P.
Morgan
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  United Technologies Corporation
1.900% due 5/4/2020
Purchase/Trade Date:	5/1/2017
Offering Price of Shares: $99.951
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund: 0.080%
Percentage of Fund's Total Assets: 0.48%
Brokers: BofA Merrill Lynch, Citigroup, Goldman
Sachs & Co. LLC, HSBC, J.P. Morgan, Deutsche Bank
Securities, BNP PARIBAS, Mizuho Securities, Morgan
Stanley, RBC Capital Markets, Wells Fargo Securities,
Barclays, BNY Mellon Capital Markets, LLC,
Commerzbank, MUFG, SMBC Nikko, Standard
Chartered Bank, UniCredit Capital Markets, The
Williams Capital Group, L.P., Santander, SOCIETE
GENERALE, BMO Capital Markets, ICBC Standard
Bank, Lebenthal Capital Markets, Loop Capital Markets
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  Cardinal Health Inc. 1.948% due
6/14/2019
Purchase/Trade Date:	6/1/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund: 0.073%
Percentage of Fund's Total Assets: 0.43%
Brokers: Goldman Sachs & Co. LLC, BofA Merrill
Lynch, MUFG, Wells Fargo Securities, Barclays,
Deutsche Bank Securities, HSBC, Morgan Stanley,
Credit Agricole CIB, PNC Capital Markets LLC,
Scotiabank, Huntington Capital Markets, Standard
Chartered Bank, SunTrust Robinson Humphrey, US
Bancorp
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  National Bank of Canada 2.150%
due 6/12/2020
Purchase/Trade Date:	6/5/2017
Offering Price of Shares: $99.983
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,230,000
Percentage of Offering Purchased by Fund: 0.123%
Percentage of Fund's Total Assets: 0.69%
Brokers: Citigroup, National Bank of Canada Financial
Markets, BofA Merrill Lynch, Credit Suisse, Goldman,
Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley,
Wells Fargo Securities
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.













Securities Purchased:  The Bank of Nova Scotia 2.150%
due 7/14/2020
Purchase/Trade Date:	7/11/2017
Offering Price of Shares: $99.986
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $430,000
Percentage of Offering Purchased by Fund: 0.039%
Percentage of Fund's Total Assets: 0.23%
Brokers: Scotiabank, BofA Merrill Lynch, HSBC,
J.P.Morgan, Morgan Stanley, Citigroup, Goldman Sachs
& Co., LLC, UBS Investment Bank, Barclays
Purchased from: Scotia Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  American Honda Finance
Corporation 1.950% due 7/20/20
Purchase/Trade Date:	7/17/17
Offering Price of Shares: $99.899
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.036%
Percentage of Fund's Total Assets: 0.14%
Brokers: Barclays, Citigroup, Deutsche Bank Securities,
J.P. Morgan, Morgan Stanley, SOCIETE GENERALE,
Wells Fargo Securities, BNP PARIBAS, BofA Merrill
Lynch, BNY Mellon Capital Markets, LLC, Lloyds
Securities, RBC Capital Markets, TD Securities, US
Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.



Securities Purchased:  General Motors Co. Floating Rate
Senior Notes due 8/7/2020
Purchase/Trade Date:	8/2/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $950,000
Percentage of Offering Purchased by Fund: 0.190%
Percentage of Fund's Total Assets: 0.52%
Brokers: Deutsche Bank Securities, BofA Merrill Lynch,
Morgan Stanley, Goldman Sachs & Co. LLC, J.P.
Morgan, Citigroup, SOCIETE GENERALE, Barclays,
BNP PARIBAS, COMMERZBANK, Mizuho Securities,
BBVA, NatWest Markets, Credit Agricole CIB, ICBC
Standard Bank, Lloyds Securities, RBC Capital Markets,
Scotiabank, SMBC Nikko, TD Securities, BB Securities,
Bradesco BBI , UniCredit Capital Markets, US Bancorp,
Santander, BNY Mellon Capital Markets, LLC, PBC
Capital Markets LLC, Mischler Financial Group, Inc.,
Ramirez & Co., Inc., The Williams Capital Group, L.P.
Purchased from: Deutsche Bank Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  Svenska Handelsbanken AB
1.950% due 9/8/2020
Purchase/Trade Date:	8/30/2017
Offering Price of Shares: $99.899
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $990,000
Percentage of Offering Purchased by Fund: 0.099%
Percentage of Fund's Total Assets: 0.54%
Brokers: Credit Suisse Securities (USA) LLC, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Morgan
Stanley & Co. LLC, UBS Securities LLC
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.













Securities Purchased:  Apple Inc. 1.500% due 9/12/2019
Purchase/Trade Date:	9/5/2017
Offering Price of Shares: $99.914
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,070,000
Percentage of Offering Purchased by Fund: 0.107%
Percentage of Fund's Total Assets: 0.57%
Brokers: Goldman Sachs & Co. LLC, BofA Merrill
Lynch, Deutsche Bank Securities, J.P. Morgan, Morgan
Stanley, Barclays, Wells Fargo Securities, Blaylock Van,
LLC, CastleOak Securities, L.P., Mischler Financial
Group, Inc., Ramirez & Co., Inc.
Purchased from: Deutsche Bank Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.



Securities Purchased:  Bank of Montreal Floating Rate
Notes due 9/11/2019
Purchase/Trade Date:	9/6/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $945,000
Percentage of Offering Purchased by Fund: 0.236%
Percentage of Fund's Total Assets: 0.51%
Brokers: BMO Capital Markets, J.P. Morgan, BNP
PARIBAS, BofA Merrill Lynch, Citigroup, Barclays,
Desjardins Capital Markets, Goldman Sachs & Co. LLC,
HSBC, Morgan Stanley, Wells Fargo Securities
Purchased from: BMO Capital Markets Corp.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.




Securities Purchased:  Hewlett Packard Enterprise Co.
2.100% due 10/4/2019
Purchase/Trade Date:	9/11/2017
Offering Price of Shares: $99.994
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund: 0.073%
Percentage of Fund's Total Assets: 0.43%
Brokers: BNP PARIBAS, Deutsche Bank Securities, J.P.
Morgan, BofA Merrill Lynch, Mizuho Securities,
Citigroup, HSBC, Barclays, Goldman Sachs & Co. LLC,
ING, Morgan Stanley, MUFG, RBC Capital Markets,
SOCIETE GENERALE, ANZ Securities, Credit
Agricole CIB, Credit Suisse, Santander, Standard
Chartered Bank, US Bancorp, Loop Capital Markets
LLC, Mischler Financial Group, Inc.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Gilead Sciences, Inc. 1.850% due
9/20/2019
Purchase/Trade Date:	9/14/2017
Offering Price of Shares: $99.965
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $445,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Fund's Total Assets: 0.24%
Brokers:  BofA Merrill Lynch, J.P. Morgan, Wells Fargo
Securities, Morgan Stanley, Citigroup, Goldman Sachs
& Co. LLC, HSBC, Mizuho Securities, MUFG, RBC
Capital Markets, SMBC Nikko, US Bancorp, Evercore
ISI, Lazard, The Williams Capital Group, L.P.
Purchased from: Merrill Lynch, Pierce Fenner & Smith
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.







Securities Purchased:  DNB Bank ASA 2.125% due
10/2/2020
Purchase/Trade Date:	9/25/2017
Offering Price of Shares: $99.925
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.056%
Percentage of Fund's Total Assets: 0.38%
Brokers: Barclays Capital Inc., DNB Markets, Inc.,
Goldman Sachs & Co. LLC, J.P. Morgan Securities
LLC, Morgan Stanley & Co. LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.